[LETTERHEAD OF McDONALD & COMPANY SECURITIES, INC.]

                                    CONSENT

     McDonald & Company Securities, Inc. hereby consents to the summarization of its fairness opinion to Ross Roy Communications, Inc., dated as of May 21, 1995, as such summarization appears in the Registration Statement on Form S-4 of Omnicom Group Inc. as filed with the Securities and Exchange Commission on June 19, 1995. McDonald & Company Securities Inc. also hereby consents to allow fairness opinion to be filed as an exhibit to the Registration Statement on Form S-4.

                                        /s/ MCDONALD & COMPANY SECURITIES, INC.
                                            MCDONALD & COMPANY SECURITIES, INC.

Dated: June 19, 1995